Exhibit 99.3

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

Pursuant to Rule 13(d)-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Continental Grain Company

By:	/s/ David Dryerman
Name:	David Dryerman
Title:	SVP-Finance and Treasurer

Conti Greenlight Investors, L.P.

By:	Conti Greenlight LLC
Its:	General Partner

By:	Continental Grain Company
Its:	Managing Member

By:	/s/ Ari Gendason
Name:	Ari Gendason
Title:	Chief Investment Officer

Conti Greenlight LLC

By:	Continental Grain Company
Its:	Managing Member

By:	/s/ Ari Gendason
Name:	Ari Gendason
Title:	Chief Investment Officer